EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.



    Name of Subsidiary                          State of Incorporation/Formation
    ------------------                          --------------------------------

La Cometa Properties, Inc.                                   Arizona

Tejas PB Distributing, Inc.                                  Arizona

Poore Brothers - Bluffton, LLC                               Delaware

Boulder Natural Foods, Inc.                                  Arizona

BN Foods, Inc.                                               Colorado